Filed Pursuant to Rule 433
Registration Statement No. 333-139693
July 31, 2007

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [786,672,000] LEHMAN XS TRUST, SERIES 2007-14H SENIOR/SUBORDINATE CERTIFICATES

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

LaSalle Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated July 11, 2007 and the prospectus dated July 11, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated July 11, 2007 and the prospectus dated July 11, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support(4)	Principal Type	Interest Accrual Convention	Delay
A1	[$449,224,000]	1mL + [ ]	[1.00 / 1.00]	[1 - 27 / 1 - 27]	[21.70%]	Super Senior Floater	Actual / 360	0 day
A2	[$186,775,000]	1mL + [ ]	[3.66 / 3.66]	[27 - 71 / 27 - 71]	[21.70%]	Super Senior Floater	Actual / 360	0 day
A3	[$80,005,000]	1mL + [ ]	[6.44 / 8.54]	[71 - 78 / 71 - 185]	[13.00%]	Senior Floater	Actual / 360	0 day
A4	[$70,668,000]	1mL + [ ]	[1.78 / 1.78]	[1 - 71 / 1 - 71]	[13.00%]	Senior Support Floater PT	Actual / 360	0 day
AIO(6)	[$786,672,000](5)	[ ] - 1mL	N/A	N/A	N/A	Inverse Interest Only	30 / 360	0 day
M1(6)	[$44,758,000]	1mL + [ ]	[4.51 / 4.96]	[40 - 78 / 40 - 143]	[8.05%]	Sub PT	Actual / 360	0 day
M2 (6)	[$25,770,000]	1mL + [ ]	[4.45 / 4.85]	[38 - 78 / 38 - 128]	[5.20%]	Sub PT	Actual / 360	0 day
M3 (6)	[$19,892,000]	1mL + [ ]	[4.42 / 4.72]	[38 - 78 / 38 - 114]	[3.00%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the Net Funds Cap, as described on page 15. One Month LIBOR (“1mL”) for the Certificates for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Certificates (other than the Class AIO Certificates) will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Clean-up Call may be exercised. The spread on the Subordinate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Clean-up Call may be exercised. The Class AIO Certificates will accrue interest at the lesser of (1) [6.25]% minus 1mL for such Distribution Date and (2) the Net Funds Cap minus the weighted average coupon of the Class A1, Class A2, Class A3 and the Class A4 for such Distribution Date, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, subject to a minimum rate of 0.00% per annum. On and after the first possible date the Clean-up Call may be exercised, the Class AIO Certificates will accrue interest at the lesser of (i) [6.00]% minus 1mL and (ii) the excess, if any, of the Net Funds Cap over the weighted average coupon of the Class A1, Class A2, Class A3 and Class A4, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, for such Distribution Date, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in August 2007. The WAL to Call assumes the 10% Clean-up Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal to approximately [3.00]% of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [3.00]% of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class AIO Certificates will be interest only certificates; such class will not be entitled to payments of principal and will accrue interest on a notional balance, which is based on the combined principal balance of the Class A1, Class A2, Class A3 and Class A4 Certificates. After the distribution date in May 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

(6.)	Not offered under this term sheet.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	30% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, adjustable and fixed, balloon and fully amortizing residential mortgage loans having a total principal balance of approximately $904,221,465 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 21-37 of this term sheet, subject to a permitted variance of ±5% in the aggregate.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. The initial O/C amount is [3.00]% of the Cut-off Date collateral balance and the level of overcollateralization will be subject to the O/C Target (as defined herein) for future periods. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class A1 and Class A2 Certificates will first be allocated instead to the Class A4 Certificates until reduced to zero, and thereafter to the other classes of Senior Certificates on a pro rata basis. The Senior Certificates will have limited protection against losses by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two rating agencies.

Issuing Entity:	Lehman XS Trust 2007-14H (the “Trust”)

Closing Date:	July 31, 2007

Cut-Off Date:	July 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning on August 27, 2007

Servicing Fee:
Approximately 99.41% of the Mortgage Loans have servicing fee of 0.250% per annum, and the servicing fee with respect to approximately 42.92% of those Mortgage Loans step-up 0.125% per annum to a rate of 0.375% per annum after the first rate reset date. Approximately 0.17% of the Mortgage Loans have servicing fee of 0.175% per annum, and those Mortgage Loans have a step-up of 0.025%. Approximately 0.42% of the Mortgage Loans have servicing fee of 0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:	Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service approximately 99.45% of the Mortgage Loans. Other servicers will service the remaining 0.55% of the Mortgage Loans.

Originators:	Lehman Brothers Bank, FSB, originated approximately 90.93% of the Mortgage Loans. Other originators originated approximately 9.07% of the Mortgage Loans.

Senior Certificates:	Class A1, Class A2, Class A3, Class A4, and Class AIO Certificates

Subordinate Certificates:	Class M1, Class M2, and Class M3 Certificates

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The Certificates:	The Senior Certificates and the Subordinate Certificates

Insured Certificates:	Class A4 Certificates

Certificate Insurer:	[Ambac Assurance Corporation] will provide a certificate guaranty insurance policy (the “Policy”) for the Class A4 Certificates (the “Insured Certificates”).

The Policy:
The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balances of the Insured Certificates on their final maturity date, (ii) the amount of any Realized Losses allocated to the Insured Certificates and (iii) accrued and unpaid interest calculated at the related Interest Rate due on the Insured Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Insured Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Insured Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Insured Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act.

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class A1, Class A2, Class A3 and Class A4 Certificates, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, subject to a minimum rate of 0.00% per annum. After the distribution date in May 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 12 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The [sixty] month interest rate cap will have a strike rate as set forth in the table on page 9 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	July 25, 2047

Clean-up Call:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the aggregate scheduled principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)	Sequentially, in the following order:

A)	To pay pro rata based on Class Principal Amounts, concurrently as follows:

i)  Sequentially, to the Class A1 and Class A2 Certificates, in this order, until each such class has been reduced to zero;

ii)  To the Class A4 Certificates until such class has been reduced to zero;

B)	To the Class A3 Certificates, until such class has been reduced to zero;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy.

4)	All remaining amounts will be allocated to the Class M1, Class M2, and Class M3 Certificates, sequentially and in that order, until each such class has been reduced to zero;

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)
All amounts will be allocated to the related Senior Certificates (other than the Class AIO Certificates), to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy.

4)
All remaining amounts will be allocated to the Class M1, Class M2, and Class M3 Certificates, sequentially, and in that order, until the credit enhancement behind each such class is equal to two times the related initial targeted credit enhancement percentage.

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will equal to the lesser of (i) the rate set on page 3 and (ii) the excess of Net Funds Cap (as defined herein) over the weighted average coupon of Class A1, Class A2, Class A3 and Class A4 Certificates, multiplied by a fraction whose numerator is the actual number of days in the accrual period and the denominator is 30, subject to a minimum rate of 0.00%. Interest for the Certificates (other than the Class AIO Certificates) will be calculated on an actual/360 basis. Interest for the Class AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on July 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2)	To the Certificate Insurer, the aggregate certificate insurance premium (together with interest thereon) for the Insured Certificates for such Distribution Date;

(3)	For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(4)
To pay, concurrently, pro-rata, based on amounts due, (a) to the Certificate Insurer, any unreimbursed insured payments with respect to the Insured Certificates, together with interest thereon, and (b) in the priority provided below, to the Senior Certificates, accrued and unpaid interest at the related Interest Rate on any Deferred Amounts previously allocated and not previously paid to such classes and any Deferred Amounts previously allocated to such classes not previously reimbursed;

(5)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due;

(6)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially, in order of seniority;

(7)
Any interest remaining from interest remittance will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority”, “ Cap Payment Priority” and “Swap Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Senior Certificates (other than the Class AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates, after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vi)
To pay concurrently, to the Senior Certificates (other than the Class AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts, to the extent unpaid pursuant to clause (6) of Swap Payment Priority below and clause (4) of Cap Payment Priority below;

vii)	To the Class M1, Class M2, and Class M3 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

viii)
Concurrently, on a pro rata basis, to the Senior Certificates (other than the Class AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To the Class M1, Class M2, and Class M3 Certificates, sequentially and in that order any Deferred Amounts;

x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and

xi)	To the Class R Certificates, any remaining amounts.

The “Principal Distribution Amount” for any Distribution Date is an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Overcollaterlization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the OC Target (as defined below).

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap Agreement

An Interest Rate Cap will be purchased for the Trust for the benefit of the Senior Certificates (other than the Class AIO Certificates). Proceeds derived from the Interest Rate Cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [7.00]% per annum, “the strike rate”. On each Distribution Date, the Senior Certificates (other than the Class AIO Certificates) will be entitled to receive amounts based on a scheduled notional balance below, up to but not exceeding the aggregate Class Principal Amount of the Senior Certificates (other than the Class AIO Certificates).

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0	32	82,795,527
2	0	33	80,038,961
3	0	34	77,164,168
4	0	35	74,252,523
5	0	36	71,345,040
6	0	37	68,269,509
7	0	38	74,248,328
8	0	39	77,355,927
9	0	40	76,081,932
10	0	41	74,793,323
11	0	42	73,481,650
12	0	43	72,151,079
13	38,749,851	44	70,805,464
14	40,343,272	45	69,448,367
15	41,750,350	46	68,083,076
16	42,973,638	47	66,712,625
17	44,067,623	48	65,339,805
18	44,985,691	49	63,967,181
19	45,662,723	50	62,597,108
20	46,238,677	51	61,231,740
21	46,731,631	52	59,873,049
22	47,131,061	53	58,522,829
23	47,451,466	54	57,051,521
24	47,696,411	55	50,616,036
25	91,838,611	56	47,169,625
26	90,732,260	57	45,786,149
27	89,027,113	58	43,973,377
28	86,985,138	59	34,179,250
29	84,806,039	60	16,663,605
30	82,964,122	61 and thereafter	0
31	82,279,128

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates (other than the Class AIO Certificates), or, in certain cases, the Class X Certificates. The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Senior Certificates (other than the Class AIO Certificates), in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount pro rata in proportion to such remaining amounts;

2) to the Senior Certificates (other than the Class AIO Certificates), an amount needed to maintain the target overcollateralization amount to the extent unpaid pursuant to Principal Payment Priority above;

3) to the Senior Certificates (other than the Class AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid in proportion to such amounts;

4) to the Senior Certificates (other than the Class AIO Certificates), Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

5) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (2) and (4) of Cap Payment Priority above and clauses (4) and (6) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [sixty] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Swap Agreement will be purchased for the benefit of the Senior Certificates (other than Class AIO Certificates).

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0	5.420	32	157,812,631	5.571
2	758,023,579	5.431	33	150,021,442	5.582
3	730,753,041	5.447	34	142,658,654	5.593
4	701,796,263	5.414	35	135,633,783	5.605
5	675,052,859	5.400	36	128,896,968	5.616
6	651,160,155	5.412	37	122,611,837	5.629
7	628,112,430	5.412	38	116,633,017	5.643
8	605,758,452	5.406	39	110,945,587	5.657
9	581,861,351	5.386	40	105,517,689	5.670
10	561,265,946	5.369	41	100,371,999	5.681
11	541,398,941	5.355	42	95,477,112	5.691
12	522,234,590	5.340	43	90,820,807	5.700
13	464,998,207	5.331	44	86,391,463	5.708
14	445,370,770	5.325	45	82,178,020	5.715
15	426,536,180	5.321	46	78,169,960	5.721
16	408,378,518	5.323	47	74,357,276	5.725
17	391,271,565	5.325	48	70,730,449	5.728
18	374,652,931	5.330	49	67,280,424	5.732
19	357,945,060	5.340	50	63,998,585	5.739
20	342,216,284	5.350	51	60,876,738	5.746
21	327,453,774	5.362	52	57,907,086	5.753
22	313,455,255	5.379	53	55,082,214	5.759
23	300,214,431	5.397	54	52,274,855	5.766
24	287,658,914	5.420	55	45,164,904	5.772
25	231,509,833	5.441	56	41,001,984	5.779
26	220,224,476	5.460	57	38,783,128	5.785
27	209,312,918	5.506	58	36,307,514	5.791
28	199,109,169	5.526	59	27,516,557	5.797
29	189,402,605	5.538	60	13,084,216	5.803
30	179,708,344	5.549	61 and thereafter	0	5.183
31	169,196,378	5.560

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Senior Certificates (other than the Class AIO Certificates) in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, pro rata in proportion to such remaining amounts;

4) to the Senior Certificates (other than the Class AIO Certificates), an amount needed to maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (2) of Cap Payment Priority above;

5) to the Senior Certificates (other than the Class AIO Certificates), any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (3) of Cap Payment Priority above, pro rata in proportion to such remaining amounts;

6) to the Senior Certificates (other than the Class AIO Certificates), Deferred Amounts and interest thereon after distributions pursuant to clause (4) of Cap Payment Priority above, pro rata, in proportion to such amounts;

7) if applicable, for application to the purchase of a replacement Swap Agreement;

8) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

9) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (2) and (4) of Cap Payment Priority above and clauses (4) and (6) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

The “Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that Class.

Carryforward Interest

The “Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) the sum of (i) the Certificate Insurer premium due to the Certificate Insurer for such date and (ii) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the servicing fee rate.

Basis Risk Shortfall

The “Basis Risk Shortfall” with respect to any Class of Certificates and each Distribution Date will be the excess of (a) the amount of interest payable to a Class of Certificates (other than the Class AIO Certificates), as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates (other than the Class AIO Certificates) on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

August 2010 to July 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

August 2011 to July 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

August 2012 to July 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

August 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [26.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which the pool balance exceeds the aggregate Class Principal Amount of the Certificates after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amounts of the Class A1 and Class A2 Certificates will first reduce the principal amount of the Class A4 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class M3 Certificates, the Class M2 Certificates, the Class M1 Certificates and then the Senior Certificates (other than the Class AIO Certificates, pro rata based on Class Principal Amounts) have been reduced to zero, provided, however, that losses that would otherwise reduce the principal amounts of the Class A1 and Class A2 Certificates will first reduce the principal amount of the Class A4 Certificates until reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [6.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-14H Collateral Summary*
Total Number of Loans	3,416	Occupancy Status
Total Outstanding Loan Balance	$ 904,221,465	Primary Home	64.66% ± 3.00%
Average Loan Principal Balance	$ 264,701 ± 5.00%	Investment	28.28% ± 3.00%
Percentage of Loans with Prepayment Penalties	51.78% ± 3.00%	Second Home	7.06% ± 3.00%
Weighted Average Coupon	8.859% ± 0.080%
Non-Zero Weighted Average Margin	2.734% ± 0.080%
Weighted Average Original Term (mo.)	360 ± 2	Geographic Distribution
Weighted Average Remaining Term (mo.)	357 ± 2	(Other states account individually for less than
Weighted Average Loan Age (mo.)	3 ± 2	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	96.67% ± 2.00%	CA	24.62% ± 3.00%
Original LTV > 80 and no MI (whole pool)	76.52% ± 0.50%	FL	9.80% ± 3.00%
Weighted Average FICO	713 ± 5	IL	5.82% ± 3.00%

Prepayment Penalty (years)
None	48.22% ± 3.00%
0.001 - 1.000	5.58% ± 3.00%
1.001 - 2.000	1.06% ± 3.00%	Lien Position
2.001 - 3.000	45.13% ± 3.00%	First	100.00%
4.001 - 5.000	0.01% ± 3.00%

* The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 50,000.00	100	$3,669,778.07	0.41%
50,000.01 - 100,000.00	516	39,368,663.43	4.35
100,000.01 - 150,000.00	521	66,231,550.38	7.32
150,000.01 - 200,000.00	424	73,905,786.09	8.17
200,000.01 - 250,000.00	323	73,026,209.56	8.08
250,000.01 - 300,000.00	294	80,512,497.18	8.90
300,000.01 - 350,000.00	251	81,254,555.78	8.99
350,000.01 - 400,000.00	161	60,425,859.00	6.68
400,000.01 - 450,000.00	228	98,020,369.22	10.84
450,000.01 - 500,000.00	232	111,051,599.12	12.28
500,000.01 - 550,000.00	136	71,519,786.52	7.91
550,000.01 - 600,000.00	95	54,761,523.54	6.06
600,000.01 - 650,000.00	83	52,091,887.14	5.76
650,000.01 - 700,000.00	21	14,285,935.28	1.58
700,000.01 - 750,000.00	22	16,059,325.45	1.78
750,000.01 - 800,000.00	3	2,316,100.00	0.26
800,000.01 - 850,000.00	4	3,356,985.42	0.37
1,000,000.01 - 1,250,000.00	1	1,104,744.47	0.12
1,250,000.01 - 1,500,000.00	1	1,258,310.28	0.14
Total:	3,416	$904,221,465.93	100.00%

Minimum:	$1,086
Maximum:	$1,258,310
Average:	$264,701

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
4.501 to 5.000	6	$2,761,326.71	0.31%
5.001 to 5.500	12	5,452,332.80	0.60
5.501 to 6.000	52	24,154,060.99	2.67
6.001 to 6.500	45	18,543,823.12	2.05
6.501 to 7.000	97	30,838,984.39	3.41
7.001 to 7.500	172	60,655,911.86	6.71
7.501 to 8.000	335	111,220,356.19	12.30
8.001 to 8.500	339	107,906,367.00	11.93
8.501 to 9.000	486	131,338,716.70	14.53
9.001 to 9.500	495	112,255,036.09	12.41
9.501 to 10.000	552	118,555,794.53	13.11
10.001 to 10.500	344	76,353,059.26	8.44
10.501 to 11.000	287	61,204,351.98	6.77
11.001 to 11.500	110	24,616,356.71	2.72
11.501 to 12.000	49	11,386,072.42	1.26
12.001 to 12.500	12	2,386,836.93	0.26
12.501 to 13.000	5	1,016,206.75	0.11
13.001 to 13.500	4	597,142.13	0.07
13.501 to 14.000	3	518,955.29	0.06
14.001 to 14.500	7	1,869,891.23	0.21
14.501 to 15.000	3	532,882.85	0.06
15.501 to 16.000	1	57,000.00	0.01
Total:	3,416	$904,221,465.93	100.00%

Minimum:	4.750%
Maximum:	15.625%
Weighted Average:	8.859%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
171 to 180	15	$1,697,331.07	0.19%
181 to 240	11	1,012,593.16	0.11
301 to 360	3,389	900,914,821.73	99.63
361 to 480	1	596,719.97	0.07
Total:	3,416	$904,221,465.93	100.00%

Minimum:	180
Maximum:	480
Weighted Average:	360

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
4 to 180	31	$2,097,114.75	0.23%
181 to 240	21	1,416,455.19	0.16
241 to 360	3,363	900,111,176.02	99.55
361 to 479	1	596,719.97	0.07
Total:	3,416	$904,221,465.93	100.00%

Minimum:	4
Maximum:	479
Weighted Average:	357

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Seasoning
(Months)	(Months)	(Months)	% of Pool Principal Balance
None	373	$146,699,982.00	16.22%
1 to 12	2,905	741,914,465.81	82.05
13 to 24	72	10,883,871.32	1.20
25 to 36	12	1,064,264.70	0.12
37 to 48	24	2,356,136.22	0.26
49 to 60	3	450,265.22	0.05
109 to 120	1	48,834.95	0.01
121 to 132	5	207,949.96	0.02
133 to 144	4	134,884.46	0.01
157 to 168	1	61,027.61	0.01
205 to 216	2	67,242.77	0.01
217 to 228	1	34,010.86	0.00
229 to 240	1	45,303.73	0.01
241 to 252	2	90,970.05	0.01
253 to 264	6	149,465.87	0.02
325 to 336	1	5,536.74	0.00
337 to 348	1	2,551.49	0.00
349 to 360	2	4,702.17	0.00
Total:	3,416	$904,221,465.93	100.00%

Minimum:	0
Maximum:	356
Weighted Average:	3

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.01 to 90.00	624	$171,014,604.44	18.91%
90.01 to 100.00	2,792	733,206,861.49	81.09
Total:	3,416	$904,221,465.93	100.00%

Minimum:	80.01%
Maximum:	100.00%
Weighted Average:	96.67%

Combined Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.01 to 85.00	141	$42,346,744.05	4.68%
85.01 to 90.00	480	127,987,033.83	14.15
90.01 to 95.00	762	189,422,527.19	20.95
95.01 to 100.00	2,033	544,465,160.86	60.21
Total:	3,416	$904,221,465.93	100.00%

Minimum:	80.01%
Maximum:	100.00%
Weighted Average:	96.68%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	2,692	$691,935,870.48	76.52%
GE	1	451,250.00	0.05
Mortgage Guaranty Insurance Corp.	1	441,750.00	0.05
PMI	467	120,049,999.58	13.28
United Guaranty Residential Ins. Corp.	1	596,719.97	0.07
Radian Guaranty	3	1,412,834.12	0.16
Triad Guaranty Insurance Company	251	89,333,041.78	9.88
Total:	3,416	$904,221,465.93	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	2,692	$691,935,870.48	76.52%
12.00	2	913,043.33	0.10
17.00	58	21,450,138.24	2.37
25.00	5	2,521,254.09	0.28
30.00	135	46,711,738.83	5.17
35.00	119	36,388,359.24	4.02
40.00	405	104,301,061.72	11.53
Total:	3,416	$904,221,465.93	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
521 to 540	2	$225,318.75	0.02%
541 to 560	2	154,961.96	0.02
561 to 580	3	393,291.53	0.04
581 to 600	5	556,988.48	0.06
601 to 620	27	3,723,149.03	0.41
621 to 640	224	53,194,409.93	5.88
641 to 660	224	54,340,185.83	6.01
661 to 680	391	98,717,919.81	10.92
681 to 700	527	143,207,540.58	15.84
701 to 720	523	150,219,255.14	16.61
721 to 740	560	145,064,132.73	16.04
741 to 760	450	117,478,031.10	12.99
761 to 780	287	80,833,489.44	8.94
781 to 800	147	43,852,214.68	4.85
801 to 820	44	12,260,576.94	1.36
Total:	3,416	$904,221,465.93	100.00%

Minimum:	523
Maximum:	816
Weighted Average:	713

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	2,619	$678,273,552.89	75.01%
Cash Out Refinance	513	147,781,377.51	16.34
Rate/Term Refinance	284	78,166,535.53	8.64
Total:	3,416	$904,221,465.93	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	2,041	$516,304,392.52	57.10%
Planned Unit Development	546	173,271,819.49	19.16
Two-to-Four Family	501	129,576,376.97	14.33
Condominium	308	82,792,293.05	9.16
Manufactured Housing	18	2,203,084.12	0.24
Townhouse	2	73,499.78	0.01
Total:	3,416	$904,221,465.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	485	$222,591,632.47	24.62%
FL	316	88,633,800.05	9.80
IL	204	52,597,122.03	5.82
NJ	134	44,105,008.03	4.88
AZ	128	38,016,167.52	4.20
NV	103	37,226,254.08	4.12
TX	239	36,176,653.38	4.00
NY	88	34,557,538.51	3.82
MD	110	34,017,329.40	3.76
CO	130	32,108,029.24	3.55
Other	1,479	284,191,931.22	31.43
Total:	3,416	$904,221,465.93	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,352	$224,723,910.28	24.85%
24	4	1,065,525.56	0.12
36	1	151,180.00	0.02
60	191	58,802,778.04	6.50
120	1,868	619,478,072.05	68.51
Total:	3,416	$904,221,465.93	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	3	$532,773.49	0.06%
Fully Amortizing	3,413	903,688,692.44	99.94
Total:	3,416	$904,221,465.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,818	$435,974,722.02	48.22%
0.333	2	1,197,950.00	0.13
0.417	8	1,179,581.64	0.13
0.500	35	10,110,109.05	1.12
0.583	1	498,000.00	0.06
1.000	112	37,460,215.74	4.14
2.000	55	9,623,897.29	1.06
3.000	1,381	408,069,289.35	45.13
5.000	4	107,700.84	0.01
Total:	3,416	$904,221,465.93	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	1,843	$524,407,736.01	58.00%
No Ratio Documentation	565	187,001,698.45	20.68
Full Documentation	917	160,140,066.56	17.71
No Documentation	86	30,284,538.21	3.35
Limited Documentation	5	2,387,426.70	0.26
Total:	3,416	$904,221,465.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/28 ARM (LIBOR)	117	$19,268,877.79	2.13%
3/27 ARM (LIBOR)	137	31,395,356.56	3.47
5/25 ARM (LIBOR)	1,840	576,232,897.38	63.73
3/1 ARM (LIBOR)	6	1,146,721.68	0.13
5/1 ARM (LIBOR)	18	6,023,480.57	0.67
10/20 ARM (LIBOR)	166	52,819,370.45	5.84
10/1 ARM (LIBOR)	71	23,292,714.87	2.58
7/23 ARM (LIBOR)	90	34,201,231.30	3.78
7/1 ARM (LIBOR)	12	4,145,365.90	0.46
Fixed Rate	957	155,413,939.64	17.19
Balloon	2	281,509.79	0.03
Total:	3,416	$904,221,465.93	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	3,104	$822,233,965.98	90.93%
WMC MORTGAGE CORP.	97	45,566,431.33	5.04
SOVEREIGN BANK	104	13,196,470.09	1.46
MORTGAGE IT	47	10,494,745.49	1.16
GREENPOINT MORTGAGE	50	8,091,131.01	0.89
PLAZA	6	1,876,451.49	0.21
COUNTRYWIDE	3	1,541,297.42	0.17
BNC	2	499,483.13	0.06
PLATINUM CAPITAL	1	337,899.99	0.04
NETBANK	1	207,600.00	0.02
Other	1	175,990.00	0.02
Total:	3,416	$904,221,465.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
1 Year LIBOR (WSJ/1 Mo Lead)	107	34,608,283.02	3.83
6 Month LIBOR (1st Business Day)	2,350	713,917,733.48	78.95
Total:	3,416	$904,221,465.93	100.00%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
1.501 to 2.000	2	776,180.00	0.09
2.001 to 2.500	795	322,051,453.23	35.62
2.501 to 3.000	1,355	353,638,642.20	39.11
3.001 to 3.500	35	12,949,015.79	1.43
3.501 to 4.000	22	6,149,289.80	0.68
4.001 to 4.500	23	3,851,601.20	0.43
4.501 to 5.000	157	36,276,233.56	4.01
5.001 to 5.500	13	2,788,522.46	0.31
5.501 to 6.000	2	131,632.33	0.01
6.001 to 6.500	21	6,579,367.56	0.73
6.501 to 7.000	13	1,360,717.13	0.15
7.001 to 7.500	7	644,521.21	0.07
7.501 to 8.000	5	659,174.60	0.07
8.001 to 8.500	4	462,689.48	0.05
8.501 to 9.000	2	117,669.20	0.01
9.501 to 10.000	1	89,306.75	0.01
Total:	3,416	$904,221,465.93	100.00%

Non-Zero Minimum:	1.875%
Maximum:	9.850%
Non-Zero Weighted Average:	2.734%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
1.000	2	180,346.55	0.02
1.500	1	126,596.28	0.01
2.000	158	36,651,940.65	4.05
3.000	101	17,058,860.20	1.89
5.000	202	79,344,455.80	8.77
6.000	1,993	615,163,817.02	68.03
Total:	3,416	$904,221,465.93	100.00%

Non-Zero Minimum:	1.000%
Maximum:	6.000%
Non-Zero Weighted Average:	5.628%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
1.000	204	63,314,222.66	7.00
1.500	3	243,060.87	0.03
2.000	2,250	684,968,732.97	75.75
Total:	3,416	$904,221,465.93	100.00%

Non-Zero Minimum:	1.000%
Maximum:	2.000%
Non-Zero Weighted Average:	1.915%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
10.501 to 11.000	1	442,043.33	0.05
11.001 to 11.500	12	5,389,585.12	0.60
11.501 to 12.000	24	8,993,706.55	0.99
12.001 to 12.500	86	35,981,633.13	3.98
12.501 to 13.000	115	40,070,053.08	4.43
13.001 to 13.500	181	63,890,759.41	7.07
13.501 to 14.000	281	103,289,612.46	11.42
14.001 to 14.500	257	92,776,522.85	10.26
14.501 to 15.000	352	108,485,387.47	12.00
15.001 to 15.500	325	86,228,112.77	9.54
15.501 to 16.000	354	85,129,629.02	9.41
16.001 to 16.500	197	50,468,128.55	5.58
16.501 to 17.000	149	38,106,913.11	4.21
17.001 to 17.500	79	18,216,048.26	2.01
17.501 to 18.000	27	7,426,216.93	0.82
18.001 to 18.500	3	416,764.46	0.05
18.501 to 19.000	4	926,900.00	0.10
19.001 to 19.500	2	507,000.00	0.06
Greater than 19.500	8	1,781,000.00	0.20
Total:	3,416	$904,221,465.93	100.00%

Non-Zero Minimum:	11.000%
Maximum:	21.625%
Non-Zero Weighted Average:	14.648%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
1.501 - 2.000	1	625,000.00	0.07
2.001 - 2.500	683	279,319,775.22	30.89
2.501 - 3.000	56	22,276,938.45	2.46
3.001 - 3.500	40	16,097,194.82	1.78
3.501 - 4.000	22	7,450,993.58	0.82
4.001 - 4.500	7	1,830,148.95	0.20
4.501 - 5.000	10	3,391,638.41	0.38
5.001 - 5.500	19	6,656,990.80	0.74
5.501 - 6.000	48	22,426,824.29	2.48
6.001 - 6.500	26	10,609,988.07	1.17
6.501 - 7.000	40	10,254,842.11	1.13
7.001 - 7.500	37	9,728,936.52	1.08
7.501 - 8.000	91	21,564,840.80	2.38
8.001 - 8.500	106	26,379,657.37	2.92
8.501 - 9.000	199	50,260,921.88	5.56
9.001 - 9.500	271	64,194,563.89	7.10
9.501 - 10.000	335	78,311,776.12	8.66
10.001 - 10.500	196	49,943,228.55	5.52
10.501 - 11.000	147	37,927,827.02	4.19
11.001 - 11.500	79	18,216,048.26	2.01
11.501 - 12.000	27	7,426,216.93	0.82
12.001 - 12.500	3	416,764.46	0.05
12.501 - 13.000	4	926,900.00	0.10
13.001 - 13.500	2	507,000.00	0.06
13.501 - 14.000	1	179,000.00	0.02
14.001 - 14.500	5	1,220,000.00	0.13
Greater Than 14.500	2	382,000.00	0.04
Total:	3,416	$904,221,465.93	100.00%

Non-Zero Minimum:	1.875%
Maximum:	15.625%
Non-Zero Weighted Average:	6.175%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	959	$155,695,449.43	17.22%
2007-08	20	2,362,916.56	0.26
2007-09	19	2,723,162.80	0.30
2007-10	13	1,668,395.99	0.18
2007-11	12	1,625,428.66	0.18
2007-12	12	1,341,799.41	0.15
2008-01	16	1,491,268.05	0.16
2008-06	1	113,655.65	0.01
2008-08	1	369,059.27	0.04
2008-09	3	573,822.31	0.06
2008-10	4	580,215.46	0.06
2008-11	3	271,085.13	0.03
2008-12	4	1,020,147.33	0.11
2009-01	6	2,104,987.11	0.23
2009-02	5	1,569,701.09	0.17
2009-03	7	1,157,409.25	0.13
2009-04	3	1,160,000.00	0.13
2009-05	2	779,978.67	0.09
2009-06	1	294,893.08	0.03
2009-07	3	531,634.00	0.06
2009-09	2	639,763.41	0.07
2009-10	1	212,200.00	0.02
2009-11	5	893,482.03	0.10
2009-12	17	4,510,705.66	0.50
2010-01	36	8,166,445.69	0.90
2010-02	48	11,467,100.60	1.27
2010-03	13	2,627,801.30	0.29
2010-04	3	525,396.96	0.06
2010-05	2	557,080.46	0.06
2010-06	3	1,210,803.25	0.13
2010-07	1	45,900.00	0.01
2010-10	1	141,678.24	0.02
2011-07	2	549,435.34	0.06
2011-08	1	121,738.76	0.01
2011-11	14	5,015,924.05	0.55
2011-12	68	25,457,554.26	2.82
2012-01	134	42,816,171.14	4.74
2012-02	116	31,431,500.07	3.48
2012-03	57	13,515,500.02	1.49
2012-04	106	27,873,151.85	3.08
2012-05	408	101,652,769.58	11.24
2012-06	751	233,712,981.79	25.85
2012-07	194	99,182,689.70	10.97
2013-08	1	247,431.89	0.03
2013-09	1	160,750.00	0.02
2013-10	1	44,747.60	0.00
2013-11	2	468,599.28	0.05
2013-12	8	2,953,382.72	0.33
2014-01	8	2,330,450.52	0.26
2014-02	6	2,000,936.85	0.22
2014-03	3	1,172,824.94	0.13
2014-04	3	1,056,117.92	0.12
2014-05	6	1,638,105.28	0.18
2014-06	40	19,153,557.20	2.12
2014-07	23	7,119,693.00	0.79
2016-06	1	245,000.00	0.03
2016-11	18	2,991,064.24	0.33
2016-12	14	4,899,738.52	0.54
2017-01	21	4,155,718.61	0.46
2017-02	28	10,926,523.40	1.21
2017-03	31	10,492,622.88	1.16
2017-04	3	701,296.95	0.08
2017-05	16	4,070,222.76	0.45
2017-06	52	17,000,481.96	1.88
2017-07	53	20,629,416.00	2.28
Total:	3,416	$904,221,465.93	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.